Exhibit 99.1

Press Contact:	Ryan Batty
Polycom, Inc.
1.408.586.4467
ryan.batty@polycom.com

Investor Contact:	Laura Graves
Polycom, Inc.
1.408.586.4271
laura.graves@polycom.com

Laura Durr Named Chief Financial Officer of Polycom

Polycom Veteran Will Play Leadership Role in Company’s Ongoing Focus on Profitable Growth

and Improved Operating Performance

SAN JOSE, Calif. – May 28, 2014 – Polycom, Inc. (Nasdaq: PLCM) today announced that Laura Durr has been appointed Chief Financial Officer, effective immediately. This follows Durr’s appointment to Interim CFO in March 2014, following a 10-year career with Polycom. For the past nine years, Durr has served as Polycom’s principal accounting officer, a role that will remain part of her new position as Polycom’s CFO.

“Laura has consistently shown unwavering commitment to successfully achieving our goals of driving profitable growth and operating performance, and demonstrated her abilities as a respected manager and a leader with integrity,” said Peter Leav, President and CEO, Polycom. “Following an extensive search that included many qualified candidates, I am very pleased to have Laura as our new CFO and look forward to working closely with her to drive customer success and lead the transformation of our industry.”

“Increasing operating margin performance is our number-one financial priority for the company in 2014,” said Durr. “We remain committed to driving shareholder value through smart investments, like our Return of Capital Program, product differentiation, operational excellence and continued expansion of our business into growth areas.”

Durr joined Polycom in 2004 and has served as principal accounting officer since March 2005. In March 2014 she was named Interim CFO. In her new role as CFO, Durr will continue reporting directly to Leav. Prior to joining Polycom, Durr held executive positions in Finance and Administration at QuickSilver Technology, C Speed Corporation and Lucent Technologies. She spent six years at Price Waterhouse LLP and is a certified public accountant with a B.S. in Accounting from San Jose State University.

About Polycom

Polycom helps organizations unleash the power of human collaboration. More than 400,000 companies and institutions worldwide defy distance with secure video, voice and content solutions from Polycom to increase productivity, speed time to market, provide better customer service, expand education and save lives. Polycom and its global partner ecosystem provide flexible collaboration solutions for any environment that deliver the best user experience, the broadest multi-vendor interoperability and unmatched investment protection. Visit www.polycom.com or connect with us on Twitter, Facebook and LinkedIn to learn more.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding profitable growth, improved operating performance and increasing operating margin performance, Polycom as leading industry transformation, business performance and growth areas of business expansion, and future shareholder value. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition; demand for our products and solutions and changing requirements in the marketplace; our ability to successfully execute on programs designed to drive profitable growth and improved operating performance; future changes to our areas of strategic focus; and disruptions due to today’s announced organizational change. These and other risks and uncertainties related to our business are discussed in the Company’s Annual Report on Form 10-Q for the quarter ended March 31, 2014, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

© 2014 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.